SUBSIDIARIES OF THE COMPANY	EXHIBIT 21.1

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation
ME Sudamerica SRL	Argentina
Beena Vision Asia - Pacific Pty Ltd.	Australia
Bilberry Australia Pty Ltd	Australia
Information Alignment Pty. Ltd.	Australia
LSI Robway Pty Ltd	Australia
Manhattan Asia Pacific Pty Ltd	Australia
Spatial Dimension Australia Pty Ltd	Australia
Trimble Australia Solutions Pty Ltd	Australia
Trimble Navigation Australia Pty Ltd.	Australia
Trimble Planning Solutions Pty. Ltd.	Australia
Viewpoint Australia Finco Pty Ltd	Australia
Viewpoint Construction Software Australia Pty Ltd	Australia
Viewpoint Software Pty Ltd	Australia
Plancal GmbH	Austria
Acunia International NV	Belgium
Trimble Belgium	Belgium
Trimble Leuven NV	Belgium
Trimble NV	Belgium
Wevada NV	Belgium
Spatial Dimension Sistemas do Brasil Ltda.	Brazil
Trimble Brasil Solucoes Ltda.	Brazil
Trimble Canada Development Limited	British Columbia
0807381 B.C. Ltd.	Canada
Applanix Corporation	Canada
GEOTrac Systems Inc.	Canada
Maddocks Systems, Inc.	Canada
PeopleNet Communications Canada Corp.	Canada
Spatial Dimension Canada ULC	Canada
Trimble Exchangeco Ltd.	Canada
Trimble Forestry Corporation	Canada
Trimble Holdings Company	Canada
Viewpoint Construction Software Canada Inc.	Canada
VS Visual Statement, Inc.	Canada
Trimble Loadrite Chile SPA	Chile
Tianpan Century Co. Ltd	China
Tianpan Information Science & Technology Co. Ltd.	China
Trimble DBO Information Technology (Shanghai) Co. Ltd.	China
Trimble Electronics Products (Shanghai) Co. Ltd.	China

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation
Trimble Leading Electronic Technology (Shanghai) Co. Ltd.	China
Trimble Solutions Aarhus A/S	Denmark
Trimble Middle East WLL (in Liquidation)	Egypt
AgileAssets LTD	England and Wales
Trimble Finland Oy	Finland
Trimble Forestry Europe Oy	Finland
Trimble Solutions Oy	Finland
Bilberry SAS	France
Magnav France Holdco S.A.S.	France
Manhattan Software France SARL	France
ME France SarL	France
Mensi, S.A.	France
Punch Telematix France SAS	France
Solid SAS	France
Trimble France SAS	France
Trimble Nantes SAS	France
AllTerra Deutschland GmbH	Germany
Axio-Net GmbH	Germany
BuildingPoint Deutschland Nord GmbH	Germany
HHK Datentechnik GmbH	Germany
Müller-Elektronic GmbH	Germany
Punch Telematix Deutschland GmbH (in Liquidation)	Germany
Sigma GmbH	Germany
Stabiplan GmbH	Germany
Trimble Forestry GmbH	Germany
Trimble Germany GmbH	Germany
Trimble GmbH	Germany
Trimble Jena GmbH	Germany
Trimble Railway GmbH	Germany
Trimble Solutions Germany GmbH	Germany
Trimble TerraSat GmbH	Germany
Trimble Trailblazer GmbH	Germany
Trimble Hong Kong Limited	Hong Kong
Trimble Hungary Kft.	Hungary
Trimble Operations Hungary Kft	Hungary
CSC World (India) Private Limited	India
Trimble Connected Services Private Limited	India
Trimble Information Technologies India Private Limited	India
Trimble Mobility Solutions India Limited	India
Trimble Navigation India Pvt. Ltd.	India

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation
Trimble Solutions India Pvt. Ltd.	India
Lakefield eTechnologies Group Limited	Ireland
Lakefield eTechnologies Limited	Ireland
Lime Daross Limited	Ireland
Trimble Technologies Ireland Limited	Ireland
Spektra Agri Srl	Italy
Spektra Srl	Italy
Trimble Italia SRL	Italy
Trimble Japan KK	Japan
Trimble Solutions Japan KK	Japan
Trimble Solutions Korea Co., Ltd.	Korea, Republic Of
Trimble Solutions Malaysia Sdn. Bhd.	Malaysia
Trimble Consulting Services Americas, S. de R.L.de C.V.	Mexico
Trimble Consulting Technologies Americas S de RL de CV	Mexico
GT Europe BV	Netherlands
LogicWay B.V.	Netherlands
Punch Telematix Nederland B.V.	Netherlands
Trimble Eersel B.V.	Netherlands
Trimble Europe B.V.	Netherlands
Trimble International B.V.	Netherlands
Trimble Holdings New Zealand	New Zealand
Trimble Navigation New Zealand Ltd.	New Zealand
Trimble New Zealand Solutions	New Zealand
Viewpoint Software NZ Limited	New Zealand
Trimble Solutions Sandvika AS	Norway
Trimble Canada Corporation	Nova Scotia
Trimble Poland Sp.z.o.o	Poland
Trimble Portugal Unipessoal LDA	Portugal
Trimble Romania S.R.L	Romania
Rusnavgeoset LLC	Russian Federation
Trimble RUS LLC	Russian Federation
Trimble Navigation Singapore Pte. Ltd.	Singapore
Trimble Solutions SEA Pte. Ltd.	Singapore
Sitech Southern Africa (Pty.) Ltd.	South Africa
Spatial Dimension Pty Ltd	South Africa
Spatial Dimension South Africa Pty Ltd	South Africa
Trimble Navigation Technology South Africa (Pty) Ltd.	South Africa
Trimble South Africa Distribution Holdings Pty. Ltd.	South Africa
Trimble International Holdings S.L.	Spain
Trimble Navigation Iberica S.L.	Spain

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation
PocketMobile Communications AB	Sweden
Trimble AB	Sweden
Trimble Solutions Gothenburg AB	Sweden
Trimble Solutions Sweden AB	Sweden
Trimble Sweden AB	Sweden
Trimble Holding GmbH	Switzerland
Trimble Lizenz Switzerland GmbH	Switzerland
Trimble Switzerland GmbH	Switzerland
Trimble Taiwan Limited	Taiwan
Trimble (Thailand) Co. Ltd.	Thailand
Trimble Ukraine	Ukraine
Amtech Group Limited	United Kingdom
Atrium Software Ltd	United Kingdom
Civil & Structural Computing (International) Ltd	United Kingdom
Civil & Structural Computing (Middle East) Ltd	United Kingdom
Cobco 867 Limited	United Kingdom
Computer Services Consultants (U.K.) Ltd	United Kingdom
CSC (Holdings) Ltd.	United Kingdom
CSC (World) Limited	United Kingdom
Lakefield eTechnologies Limited	United Kingdom
Manhattan Data Craft Ltd.	United Kingdom
Manhattan Software Group Ltd.	United Kingdom
MSG Public Sector Ltd	United Kingdom
Riverside Acquistions Limited	United Kingdom
Strucad 2011 Ltd.	United Kingdom
Trimble MAPS Limited	United Kingdom
Trimble Solutions (UK) Ltd.	United Kingdom
Trimble UK Limited	United Kingdom
Trimble MRM Limited	United Kingdom
VCS (Holdings UK) Limited	United Kingdom
Viewpoint Construction Software Limited	United Kingdom
Trimble Export Limited	US-CA
Trimble IP General Corporation	US-CA
Trimble Military and Advanced Systems, Inc.	US-CA
Azteca Systems, LLC	US-DE
3Gtms, Inc.	US-DE
Ashtech, LLC	US-DE
Azteca Systems Holdings, LLC	US-DE
Azteca Systems Midco, LLC	US-DE
TOGS USA, Inc.	US-DE

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation
Trimble Inc.	US-DE
Trimble Solutions USA, Inc.	US-DE
Trimble Transportation Enterprise Solutions Inc.	US-DE
Trimble Ventures LLC	US-DE
VIEWPOINT, INC.	US-DE
e-Builder, Inc.	US-FL
Kuebix LLC	US-MA
Bid2Win Software LLC	US-MA
PeopleNet Communications Corporation	US-MN
Gnet Integration Services Inc	US-MO
BearTooth Mapping, Inc.	US-MT
Trimble MAPS Inc.	US-NJ
AgileAssets Inc	US-TX